SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2011

FIRST RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54336	26-0641585
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3065 Beyer Blvd. B103-1 San Diego, CA 92154 (Address of principal executive offices)

(858) 461-3544 (Registrant’s Telephone Number)

Copy of all Communications to: Carrillo Huettel, LLP 3033 Fifth Avenue, Suite 400 San Diego, CA 92103 phone: 619.546.6100 fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Resources Corp.

Form 8-K

Current Report

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2011, Ms. Gloria Ramirez-Martinez (Ms. Ramirez-Martinez) resigned from her position as Secretary of First Resources Corp., a Nevada corporation, (the “Company”) and appointed the Company’s current Vice President of Exploration, Mr. Steven Radvak (“Mr. Radvak”), to serve as Secretary of the Company. Mr. Radvak accepted such appointment. Ms. Ramirez-Martinez will continue in her capacities as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of the Company.

The biography for Mr. Radvak is set forth below:

Steven Radvak, P.E., P.Eng., was appointed as the Vice President of Exploration for the Company in September 2010.  Additionally, Mr. Radvak is a director and the Vice President of Exploration for Tombstone Exploration Corp., a Canadian Federal corporation (TMBXF.OB).  From 1998 through 2008, Mr. Radvak was the President, Chief Executive Officer, and Director of Compliance Management Inc. Thereafter, the business was acquired by Eaton Sales and Service LLC (“Eaton”). Mr. Radvak worked for Eaton as Compliance Manager from 2008 to 2009. Mr. Radvak is a member of RM Fencing LLC (“RM”), which was originally organized in Arizona as Achieva Development, LLC in June of 2006. RM provides fences, gates and enclosures in Arizona. Mr. Radvak has a B.A.Sc. in Mining and Mineral Processing Engineering from the University of British Columbia. He is a registered professional engineer in Arizona and British Columbia. Mr. Radvak has extensive experience in managing mineral exploration projects in the United States, Canada, Africa and Europe and will continue to be a valuable asset to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2011

First Resources Corp.

By: /s/ Gloria Ramirez-Martinez

Name: Gloria Ramirez-Martinez

Title: President